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
PRICING SUPPLEMENT NO. 1                                      Filed Pursuant to Rule 424(b)(3)
(TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 3, 1997)            Registration File No.: 333-34149
(TO PROSPECTUS DATED AUGUST 22, 1997)                         SEPTEMBER 17, 1997


                                   DONALDSON, LUFKIN & JENRETTE, INC.
                                          MEDIUM-TERM NOTES
                            Due Nine Months or More from Date of Issue


Principal Amount:             $150,000,000                     Form of Note:                 Global Security/Book-Entry Note

Issue Price:                  99.640%                          Delivery:                     Through the facilities of the
                                                                                             Depository Trust Company
Original Issue Date:          September 22, 1997
                                                               Interest Category:            Fixed Rate Note
Specified Currency:           U.S. Dollars
                                                               Optional Redemption:          No
Maturity Date:                October 1, 2007
                                                               Original Issue Discount Note: No
Interest Rate:                6.90%
                                                               CUSIP #:                      25766CAG9
Day Count:                    30/360

Interest Payment Dates:       April 1 and October 1,
                              commencing April 1, 1998

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Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.

                     DONALDSON, LUFKIN & JENRETTE
                        Securities Corporation